UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(July 8, 2019)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 8, 2019, Sanmina Corporation (the “Company”) announced the appointment of Hartmut Liebel as President and Chief Operating Officer of the Company. Mr. Liebel, 56, previously served as President and Chief Executive Officer of privately owned iQor, a leading global provider of intelligent customer interaction and product outsourcing solutions, from June 2013 until August 2018 and as a board member of iQor from August 2018 through the present. Mr. Liebel was Chief Executive Officer, Aftermarket Services, of Jabil Inc., from 2005 until May 2013, and previously held the positions of President, Aftermarket Services and Executive Vice President and Chief Operating Officer, Aftermarket Services since joining Jabil in 2002.

In his position as President and Chief Operating Officer of the Company, Mr. Liebel will receive a base annual salary of $600,000, a bonus opportunity of up to 80% of his base salary pursuant to the Annual Corporate Bonus Plan approved by the Compensation Committee and 60,000 restricted stock units granted under the Company’s 2019 Equity Incentive Plan, vesting one-third on each of the first three anniversaries of the date of grant. Mr. Liebel will also receive a relocation package in the amount of $180,000 and will become party to the Company’s standard change of control agreement with a payout multiple of two times his base salary in the event of certain terminations of employment following a change of control of the Company, among the other benefits stated therein.

In furtherance of the Company’s succession planning process, Mr. Liebel will be considered for the role of Chief Executive Officer if he remains employed at the Company at the time that the current Chief Executive Officer ceases to serve in that position.  Mr. Liebel’s change of control agreement will also provide that the Company’s failure to select him as the next Chief Executive Officer of the Company when such position is vacated by the current Chief Executive Officer shall constitute an event of constructive termination which shall entitle him, upon his resignation, to a lump-sum payment equal to one and one-half times his base salary, subject to the terms and conditions of such change of control agreement.

The press release announcing Mr. Liebel’s appointment is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on July 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

Date: July 8, 2019	By:	/s/ David Anderson
David Anderson
Executive Vice President and Chief Financial Officer